ARROW ELECTRONICS. INC. 9201 E. DRY CREEKROAD CENTENNIAL, CO 80112 303-824-4000	NEWS

Exhibit 99.1
Arrow Electronics Reports Fourth-Quarter and Year-End 2016 Results
-- Record Full-Year Sales and Earnings Per Share --
-- Fourth-Quarter Earnings Per Share of $1.81; Non-GAAP Earnings Per Share of $2.00 --
CENTENNIAL, Colo.--(BUSINESS WIRE)-Feb. 7, 2017--Arrow Electronics, Inc. (NYSE:ARW) today reported fourth-quarter 2016 net income of $165 million, or $1.81 per share on a diluted basis, compared with net income of $158 million, or $1.69 per share on a diluted basis, in the fourth quarter of 2015. Excluding certain items1, net income would have been $182 million, or $2.00 per share on a diluted basis, in the fourth quarter of 2016, compared with net income of $182 million, or $1.94 per share on a diluted basis, in the fourth quarter of 2015. Fourth-quarter sales of $6.44 billion decreased 5 percent from sales of $6.75 billion in the prior year. In the fourth quarter of 2016, changes in foreign currencies had negative impacts on growth of approximately $91 million or 1 percent on sales and $.04 or 2 percent on earnings per share on a diluted basis compared to the fourth quarter of 2015.
“Our digital transformation and IoT solutions spanning from sensor to sunset helped drive record full-year sales and earnings per share,” said Michael J. Long, chairman, president, and chief executive officer. “Our customers value our comprehensive portfolio of electronic components and embedded computing, datacenter, cloud, and reverse logistics solutions.”
Global components fourth-quarter sales of $4 billion grew 9 percent year over year. Fourth-quarter sales, as adjusted, grew 10 percent year over year. Americas components sales grew 4 percent year over year. Asia-Pacific components sales grew 22 percent year over year. Europe components sales declined 1 percent year over year. Sales in the region, as adjusted, grew 2 percent year over year. “Global components sales exceeded the high end of our expectations and were propelled by our investments in customer-facing sales and engineering resources,” said Mr. Long.
Global enterprise computing solutions fourth-quarter sales of $2.45 billion declined 21 percent year over year. Sales when compared to the fourth quarter of 2015 were unfavorably impacted by approximately $250 million due to a later calendar start to the fourth quarter of 2016, and by approximately $250 million from a decrease in hardware sales offset by an increase in software sales, which are recognized on a net basis. “Full-year 2016 global enterprise computing solutions operating income grew 4 percent year over year, and we believe this is the best measure of our business,” added Mr. Long.
FULL-YEAR RESULTS
Arrow’s net income for 2016 was $523 million, or $5.68 per share on a diluted basis, compared with net income of $498 million, or $5.20 per share on a diluted basis, in 2015. Excluding certain items1, net income would have been $610 million, or $6.63 per share on a diluted basis, in 2016 compared with net income of $592 million, or $6.19 per share on a diluted basis, in 2015. In 2016, sales of $23.83 billion increased 2 percent from sales of $23.28 billion in 2015. In 2016, changes in foreign currencies had negative impacts on growth of approximately $202 million, or 1 percent on sales, and $.08, or 1 percent, on earnings per share on a diluted basis compared to 2015.
“We delivered record results in 2016, and our business is increasingly differentiated from the competition. We have a built a solid foundation for 2017 and into the future,” said Mr. Long.
“Cash flow from operations was $356 million in 2016 approximating our cash flow target,” said Chris Stansbury, senior vice president and chief financial officer. “In the fourth quarter we reduced net leverage and we returned approximately $49 million to shareholders through our stock repurchase program. In 2016 we returned approximately $200 million to shareholders through our stock repurchase program. We had approximately $520 million of remaining authorization under our share repurchase programs at the end of the year.”

1 A reconciliation of non-GAAP adjusted financial measures, including sales, as adjusted, operating income, as adjusted, net income attributable to shareholders, as adjusted, and net income per share, as adjusted, to GAAP financial measures is presented in the reconciliation tables included herein.

GUIDANCE
“As we look to the first quarter, we believe that total sales will be between $5.375 billion and $5.775 billion, with global components sales between $3.775 billion and $3.975 billion, and global enterprise computing solutions sales between $1.6 billion and $1.8 billion. As a result of this outlook, we expect earnings per share on a diluted basis, to be in the range of $1.18 to $1.30, and earnings per share on a diluted basis, excluding any charges, to be in the range of $1.37 to $1.49 per share. Our guidance assumes an average tax rate in the range of 27 to 29 percent and average diluted shares outstanding are expected to be 91 million. We are expecting the average USD-to-Euro exchange rate for the first quarter to be approximately $1.07 to €1. We estimate changes in foreign currencies will have negative impacts on growth of approximately $70 million, or 1 percent on sales, and $.03, or 2 percent, on earnings per share on a diluted basis compared to the first quarter of 2016,” said Mr. Stansbury.
Please refer to the CFO commentary, which can be found at investor.arrow.com, as a supplement to the company’s earnings release.
Arrow Electronics (www.arrow.com) is a global provider of products, services and solutions to industrial and commercial users of electronic components and enterprise computing solutions. Arrow serves as a supply channel partner for more than 125,000 original equipment manufacturers, contract manufacturers and commercial customers through a global network of more than 465 locations serving over 90 countries.
Information Relating to Forward-Looking Statements
This press release includes forward-looking statements that are subject to numerous assumptions, risks, and uncertainties, which could cause actual results or facts to differ materially from such statements for a variety of reasons, including, but not limited to: industry conditions, the company's implementation of its new enterprise resource planning system, changes in product supply, pricing and customer demand, competition, other vagaries in the global components and global enterprise computing solutions markets, changes in relationships with key suppliers, increased profit margin pressure, the effects of additional actions taken to become more efficient or lower costs, risks related to the integration of acquired businesses, changes in legal and regulatory matters, and the company’s ability to generate additional cash flow. Forward-looking statements are those statements which are not statements of historical fact. These forward-looking statements can be identified by forward-looking words such as "expects," "anticipates," "intends," "plans," "may," "will," "believes," "seeks," "estimates," and similar expressions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update publicly or revise any of the forward-looking statements.
For a further discussion of factors to consider in connection with these forward-looking statements, investors should refer to Item 1A Risk Factors of the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2016.
Certain Non-GAAP Financial Information
In addition to disclosing financial results that are determined in accordance with accounting principles generally accepted in the United States (“GAAP”), the company also provides certain non-GAAP financial information relating to sales, operating income, net income attributable to shareholders, and net income per basic and diluted share. The company provides sales on a non-GAAP basis adjusted for the impact of changes in foreign currencies and the impact of acquisitions by adjusting the company's operating results for businesses acquired, including the amortization expense related to acquired intangible assets, as if the acquisitions had occurred at the beginning of the earliest period presented (referred to as "impact of acquisitions"). Operating income, net income attributable to shareholders, and net income per basic and diluted share are adjusted for certain charges, credits, gains, and losses that the company believes impact the comparability of its results of operations. These charges, credits, gains, and losses arise out of the company’s efficiency enhancement initiatives, acquisitions (including intangible assets amortization expense), loss on prepayment of debt, and (gain)/loss on investments. A reconciliation of the company’s non-GAAP financial information to GAAP is set forth in the tables below.
The company believes that such non-GAAP financial information is useful to investors to assist in assessing and understanding the company’s operating performance and underlying trends in the company’s business because management considers these items referred to above to be outside the company’s core operating results. This non-GAAP financial information is among the primary indicators management uses as a basis for evaluating the company’s financial and operating performance. In addition, the company’s Board of Directors may use this non-GAAP financial information in evaluating management performance and setting management compensation.
The presentation of this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for, or alternative to, sales, operating income, net income and net income per basic and diluted share determined in accordance with GAAP. Analysis of results and outlook on a non-GAAP basis should be used as a complement to, and in conjunction with, data presented in accordance with GAAP.

ARROW ELECTRONICS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands except per share data)
(Unaudited)

	Quarter Ended		Year Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015

Sales	$6,442,891	$6,751,342	$23,825,261	$23,282,020
Costs and expenses:
Cost of sales	5,619,543	5,912,376	20,681,062	20,246,770
Selling, general, and administrative expenses	518,329	529,089	2,052,863	1,986,249
Depreciation and amortization	37,679	37,900	159,195	155,754
Restructuring, integration, and other charges	12,441	17,666	73,602	68,765
	6,187,992	6,497,031	22,966,722	22,457,538
Operating income	254,899	254,311	858,539	824,482
Equity in earnings of affiliated companies	2,179	2,147	7,573	7,037
Gain on sale of investment	—	—	—	2,008
Loss on prepayment of debt	—	—	—	2,943
Interest and other financing expense, net	38,887	34,442	150,715	135,401
Other expense, net	—	1,500	—	3,000
Income before income taxes	218,191	220,516	715,397	692,183
Provision for income taxes	53,233	61,108	190,674	191,697
Consolidated net income	164,958	159,408	524,723	500,486
Noncontrolling interests	440	916	1,973	2,760
Net income attributable to shareholders	$164,518	$158,492	$522,750	$497,726

Net income per share:
Basic	1.84	1.71	5.75	5.26
Diluted	1.81	1.69	5.68	5.20

Weighted average shares outstanding:
Basic	89,596	92,731	90,960	94,608
Diluted	90,692	94,039	92,033	95,686

ARROW ELECTRONICS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands except par value)

	December 31, 2016	December 31, 2015

ASSETS
Current assets:
Cash and cash equivalents	$534,320	$273,090
Accounts receivable, net	6,746,687	6,161,418
Inventories, net	2,855,645	2,466,490
Other current assets	180,069	285,473
Total current assets	10,316,721	9,186,471
Property, plant, and equipment, at cost:
Land	23,456	23,547
Buildings and improvements	175,141	162,011
Machinery and equipment	1,297,657	1,250,115
	1,496,254	1,435,673
Less: Accumulated depreciation and amortization	(739,955)	(735,495)
Property, plant, and equipment, net	756,299	700,178
Investments in affiliated companies	88,401	73,376
Intangible assets, net	336,882	389,326
Goodwill	2,392,220	2,368,832
Other assets	315,843	303,747
Total assets	$14,206,366	$13,021,930
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$5,774,151	$5,192,665
Accrued expenses	821,244	819,463
Short-term borrowings, including current portion of long-term debt	93,827	44,024
Total current liabilities	6,689,222	6,056,152
Long-term debt	2,696,334	2,380,575
Other liabilities	355,190	390,392
Equity:
Shareholders' equity:
Common stock, par value $1:
Authorized – 160,000 shares in both 2016 and 2015
Issued – 125,424 shares in both 2016 and 2015	125,424	125,424
Capital in excess of par value	1,112,114	1,107,314
Treasury stock (36,511 and 34,501 shares in 2016 and 2015, respectively), at cost	(1,637,476)	(1,480,069)
Retained earnings	5,197,230	4,674,480
Accumulated other comprehensive loss	(383,854)	(284,706)
Total shareholders' equity	4,413,438	4,142,443
Noncontrolling interests	52,182	52,368
Total equity	4,465,620	4,194,811
Total liabilities and equity	$14,206,366	$13,021,930

ARROW ELECTRONICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Quarter Ended
	December 31, 2016	December 31, 2015
Cash flows from operating activities:
Consolidated net income	$164,958	$159,408
Adjustments to reconcile consolidated net income to net cash provided by operations:
Depreciation and amortization	37,679	37,900
Amortization of stock-based compensation	10,042	13,491
Equity in earnings of affiliated companies	(2,179)	(2,147)
Deferred income taxes	(2,061)	(21,048)
Excess tax benefits from stock-based compensation arrangements	(96)	(48)
Other	1,508	2,837
Change in assets and liabilities, net of effects of acquired businesses:
Accounts receivable	(972,399)	(1,125,272)
Inventories	(286,306)	2,100
Accounts payable	1,095,530	1,352,100
Accrued expenses	149,935	128,867
Other assets and liabilities	23,443	(4,053)
Net cash provided by operating activities	220,054	544,135

Cash flows from investing activities:
Purchase price adjustment (cash consideration paid for acquired businesses)	4,195	(1,821)
Acquisition of property, plant, and equipment	(38,354)	(41,744)
Proceeds from sale of facilities	—	3,496
Net cash used for investing activities	(34,159)	(40,069)

Cash flows from financing activities:
Change in short-term and other borrowings	16,743	(42,576)
Repayment of long-term bank borrowings, net	(7,000)	(366,700)
Proceeds from exercise of stock options	2,281	178
Excess tax benefits from stock-based compensation arrangements	96	48
Repurchases of common stock	(49,268)	(149,833)
Other	(190)	(1,937)
Net cash used for financing activities	(37,338)	(560,820)
Effect of exchange rate changes on cash	1,348	(6,900)
Net increase (decrease) in cash and cash equivalents	149,905	(63,654)
Cash and cash equivalents at beginning of period	384,415	336,744
Cash and cash equivalents at end of period	$534,320	$273,090

ARROW ELECTRONICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year Ended
	December 31, 2016	December 31, 2015
Cash flows from operating activities:
Consolidated net income	$524,723	$500,486
Adjustments to reconcile consolidated net income to net cash provided by operations:
Depreciation and amortization	159,195	155,754
Amortization of stock-based compensation	39,825	47,274
Equity in earnings of affiliated companies	(7,573)	(7,037)
Deferred income taxes	28,130	5,833
Gain on sale of investment	—	(2,008)
Excess tax benefits from stock-based compensation arrangements	(5,049)	(5,911)
Other	5,972	10,894
Change in assets and liabilities, net of effects of acquired businesses:
Accounts receivable	(636,944)	(68,990)
Inventories	(403,980)	(42,790)
Accounts payable	582,165	33,398
Accrued expenses	47,020	56,139
Other assets and liabilities	22,322	(27,963)
Net cash provided by operating activities	355,806	655,079

Cash flows from investing activities:
Cash consideration paid for acquired businesses	(64,751)	(514,731)
Acquisition of property, plant, and equipment	(164,695)	(154,800)
Proceeds from sale of facilities	—	3,496
Proceeds from sale of investment	—	2,008
Other	(12,000)	—
Net cash used for investing activities	(241,446)	(664,027)

Cash flows from financing activities:
Change in short-term and other borrowings	48,684	(46,645)
Proceeds from (repayment of) long-term bank borrowings, net	313,000	(128,000)
Net proceeds from note offering	—	688,162
Redemption of notes	—	(254,313)
Proceeds from exercise of stock options	18,967	14,900
Excess tax benefits from stock-based compensation arrangements	5,049	5,911
Repurchases of common stock	(216,446)	(356,434)
Other	(3,190)	(7,768)
Net cash provided by (used for) financing activities	166,064	(84,187)
Effect of exchange rate changes on cash	(19,194)	(34,130)
Net increase (decrease) in cash and cash equivalents	261,230	(127,265)
Cash and cash equivalents at beginning of period	273,090	400,355
Cash and cash equivalents at end of period	$534,320	$273,090

ARROW ELECTRONICS, INC.
NON-GAAP SALES RECONCILIATION
(In thousands)
(Unaudited)
	Quarter Ended
	December 31, 2016	December 31, 2015	% Change

Consolidated sales, as reported	$6,442,891	$6,751,342	(4.6)%
Impact of changes in foreign currencies	—	(91,058)
Impact of acquisitions	—	66,777
Consolidated sales, as adjusted	$6,442,891	$6,727,061	(4.2)%

Global components sales, as reported	$3,995,491	$3,668,804	8.9%
Impact of changes in foreign currencies	—	(26,949)
Impact of acquisitions	—	4,850
Global components sales, as adjusted	$3,995,491	$3,646,705	9.6%

Europe components sales, as reported	$963,349	$972,125	(0.9)%
Impact of changes in foreign currencies	—	(28,341)
Impact of acquisitions	—	143
Europe components sales, as adjusted	$963,349	$943,927	2.1%

Asia components sales, as reported	$1,487,816	$1,215,242	22.4%
Impact of changes in foreign currencies	—	786
Impact of acquisitions	—	—
Asia components sales, as adjusted	$1,487,816	$1,216,028	22.4%

Global ECS sales, as reported	$2,447,400	$3,082,538	(20.6)%
Impact of changes in foreign currencies	—	(64,108)
Impact of acquisitions	—	61,927
Global ECS sales, as adjusted	$2,447,400	$3,080,357	(20.5)%

Europe ECS sales, as reported	$818,363	$1,054,926	(22.4)%
Impact of changes in foreign currencies	—	(70,254)
Impact of acquisitions	—	—
Europe ECS sales, as adjusted	$818,363	$984,672	(16.9)%

Americas ECS sales, as reported	$1,629,037	$2,027,612	(19.7)%
Impact of changes in foreign currencies	—	6,145
Impact of acquisitions	—	61,927
Americas ECS sales, as adjusted	$1,629,037	$2,095,684	(22.3)%

ARROW ELECTRONICS, INC.
NON-GAAP SALES RECONCILIATION
(In thousands)
(Unaudited)

	Year Ended
	December 31, 2016	December 31, 2015	% Change

Consolidated sales, as reported	$23,825,261	$23,282,020	2.3%
Impact of changes in foreign currencies	—	(201,764)
Impact of acquisitions	48,148	680,798
Consolidated sales, as adjusted	$23,873,409	$23,761,054	0.5%

Global components sales, as reported	$15,408,839	$14,405,793	7.0%
Impact of changes in foreign currencies	—	(79,175)
Impact of acquisitions	9,711	338,553
Global components sales, as adjusted	$15,418,550	$14,665,171	5.1%

Europe components sales, as reported	$4,086,607	$3,874,744	5.5%
Impact of changes in foreign currencies	—	(52,718)
Impact of acquisitions	—	104,634
Europe components sales, as adjusted	$4,086,607	$3,926,660	4.1%

Asia components sales, as reported	$5,400,429	$4,720,210	14.4%
Impact of changes in foreign currencies	—	(22,458)
Impact of acquisitions	—	211,745
Asia components sales, as adjusted	$5,400,429	$4,909,497	10.0%

Global ECS sales, as reported	$8,416,422	$8,876,227	(5.2)%
Impact of changes in foreign currencies	—	(122,589)
Impact of acquisitions	38,437	342,245
Global ECS sales, as adjusted	$8,454,859	$9,095,883	(7.0)%

Europe ECS sales, as reported	$2,686,078	$2,913,995	(7.8)%
Impact of changes in foreign currencies	—	(111,522)
Impact of acquisitions	—	—
Europe ECS sales, as adjusted	$2,686,078	$2,802,473	(4.2)%

Americas ECS sales, as reported	$5,730,344	$5,962,232	(3.9)%
Impact of changes in foreign currencies	—	(11,067)
Impact of acquisitions	38,437	342,245
Americas ECS sales, as adjusted	$5,768,781	$6,293,410	(8.3)%

ARROW ELECTRONICS, INC.
NON-GAAP EARNINGS RECONCILIATION
(In thousands except per share data)
(Unaudited)

Three months ended December 31, 2016
	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	Other*	Non-GAAP measure
Operating income	$254,899	$13,634	$12,441	$—	$280,974
Income before income taxes	218,191	13,634	12,441	—	244,266
Provision for income taxes	53,233	4,870	3,733	—	61,836
Consolidated net income	164,958	8,764	8,708	—	182,430
Noncontrolling interests	440	336	—	—	776
Net income attributable to shareholders	$164,518	$8,428	$8,708	$—	$181,654
Net income per diluted share	1.81	0.09	0.10	—	2.00
Effective tax rate	24.4%				25.3%

Three months ended December 31, 2015
	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	Other*	Non-GAAP measure
Operating income	$254,311	11,743	17,666	—	283,720
Income before income taxes	220,516	11,743	17,666	1,500	251,425
Provision for income taxes	61,108	2,206	4,467	579	68,360
Consolidated net income	159,408	9,537	13,199	921	183,065
Noncontrolling interests	916	—	—	—	916
Net income attributable to shareholders	$158,492	9,537	13,199	921	182,149
Net income per diluted share	1.69	0.10	0.14	0.01	1.94
Effective tax rate	27.7%				27.2%

Year Ended December 31, 2016
	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	Other*	Non-GAAP measure
Operating income	$858,539	54,886	73,602	—	987,027
Income before income taxes	715,397	54,886	73,602	—	843,885
Provision for income taxes	190,674	17,226	22,977	—	230,877
Consolidated net income	524,723	37,660	50,625	—	613,008
Noncontrolling interests	1,973	1,275	—	—	3,248
Net income attributable to shareholders	$522,750	36,385	50,625	—	609,760
Net income per diluted share	5.68	0.40	0.55	—	6.63
Effective tax rate	26.7%				27.4%

Year Ended December 31, 2015
	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	Other*	Non-GAAP measure
Operating income	$824,482	51,036	68,765	—	944,283
Income before income taxes	692,183	51,036	68,765	3,935	815,919
Provision for income taxes	191,697	9,780	17,461	1,952	220,890
Consolidated net income	500,486	41,256	51,304	1,983	595,029
Noncontrolling interests	2,760	—	—	—	2,760
Net income attributable to shareholders	$497,726	41,256	51,304	1,983	592,269
Net income per diluted share	5.20	0.43	0.54	0.02	6.19
Effective tax rate	27.7%				27.1%

*Other includes gain/loss on sale of investments and loss on prepayment of debt.

ARROW ELECTRONICS, INC.
SEGMENT INFORMATION
(In thousands)
(Unaudited)

	Quarter Ended		Year Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Sales:
Global components	$3,995,491	$3,668,804	$15,408,839	$14,405,793
Global ECS	2,447,400	3,082,538	8,416,422	8,876,227
Consolidated	$6,442,891	$6,751,342	$23,825,261	$23,282,020
Operating income (loss):
Global components	$161,804	$149,940	$686,466	$649,396
Global ECS	158,011	173,919	441,803	424,063
Corporate (a)	(64,916)	(69,548)	(269,730)	(248,977)
Consolidated	$254,899	$254,311	$858,539	$824,482

(a)
Includes restructuring, integration, and other charges of $12.4 million and $73.6 million for the fourth quarter and Year Ended 2016 and $17.7 million and $68.8 million for the fourth quarter and Year Ended 2015, respectively.

NON-GAAP SEGMENT RECONCILIATION

	Quarter Ended		Year Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Global components operating income, as reported	$161,804	$149,940	$686,466	$649,396
Intangible assets amortization expense	7,497	6,657	31,621	27,125
Global components operating income, as adjusted	$169,301	$156,597	$718,087	$676,521
Global ECS operating income, as reported	$158,011	$173,919	$441,803	$424,063
Intangible assets amortization expense	6,137	5,086	23,265	23,911
Global ECS operating income, as adjusted	$164,148	$179,005	$465,068	$447,974

Contact:            Steven O’Brien,
Vice President, Investor Relations
303-824-4544

Media Contact:        John Hourigan,
Vice President, Global Communications
303-824-4586